       As  filed  with  the  Securities and Exchange Commission on September 2,
1998
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
                                                            Registration No. 333-


=============================================================================================
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  -------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                         Under
                              The Securities Act of 1933
                                  -------------------
                                SYPRIS SOLUTIONS, INC.
                (Exact name of Registrant as specified in its charter)
                                  -------------------

       Delaware                                           61-1321992
-------------------------                  -----------------------------------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                                455 South Fourth Street
                              Louisville, Kentucky 40202
      (Address, including zip code, of Registrant's principal executive offices)
                                  -------------------
            SYPRIS SOLUTIONS, INC. 1994 STOCK OPTION PLAN FOR KEY EMPLOYEES

                               (Full title of the plan)
                                  -------------------
                                    JEFFREY T. GILL
                         President and Chief Executive Officer
                                Sypris Solutions, Inc.
                                455 South Fourth Street
                              Louisville, Kentucky  40202
                                    (502) 585-5544
(Name, address, and telephone number, including area code, of agent for service)
                                  -------------------
                                      Copies to:
                                 ROBERT A. HEATH, ESQ.
                                Wyatt, Tarrant & Combs
                                  2800 Citizens Plaza
                              Louisville, Kentucky  40202
                                    (502) 589-5235

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                            CALCULATION OF REGISTRATION FEE

=============================================================================================

                                          Proposed Maximum    Proposed Maximum    Amount of
Title of Securities    Amount to be        Offering Price     Aggregate Offering Registration
 to be Registered       Registered            Per Share            Price<F1>        Fee
---------------------------------------------------------------------------------------------
Common Stock
$.01 par value           1,250,000           $8.00                 $10,000,000      $2,950.00
===============================================================================================
FN

<F1>  Calculated in accordance with  Rule  457(c)  solely  for  the  purpose of computing the amount of the registration fee based  upon  the  average  of  the high and low sale price for the Common Stock as reported on the Nasdaq National
Market on August 26, 1998.
===============================================================================================
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

          The contents of the Registrant's Form S-8 Registration Statements Nos. 33-94546, 333-07199, and 333-52589 as filed with the Commission on July 13, 1995, June 28, 1996, and May 13, 1998, respectively, and the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199 and 333-07111, as
filed with the Commission on May 13, 1998 are incorporated herein by reference.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.

          See Index to Exhibits on page 6.

                            SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 25th day of August, 1998.

                                   SYPRIS SOLUTIONS, INC.

                                   By: /S/ JEFFREY T. GILL
                                       Jeffrey T. Gill
                                       President and Chief Executive Officer


                        POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D. Johnson and Anthony C. Allen as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

     SIGNATURES                       TITLE                      DATE



/S/ JEFFREY T. GILL            President, Chief Executive       August 25, 1998
Jeffrey T. Gill                Officer and Director


/S/ DAVID D. JOHNSON           Vice President, Treasurer        August 25, 1998
David D. Johnson               and Chief Financial Officer
                               (Principal Financial Officer)

/S/ ANTHONY C. ALLEN           Vice President, Controller       August 25, 1998
Anthony C. Allen               and Assistant Secretary
                               (Principal Accounting Officer)

/S/ ROBERT E. GILL             Chairman of the Board            August 25, 1998
Robert E. Gill                 and Director


/S/ R. SCOTT GILL              Director                         August 25, 1998
R. Scott Gill


/S/ HENRY F. FRIGON            Director                         August 25, 1998
Henry F. Frigon


/S/ WILLIAM L. HEALEY          Director                         August 25, 1998
William L. Healey


/S/ ROGER W. JOHNSON           Director                         August 25, 1998
Roger W. Johnson


/S/ SIDNEY R. PETERSEN         Director                         August 25, 1998
Sidney R. Petersen


/S/ ROBERT SROKA               Director                         August 25, 1998
Robert Sroka

                         INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT                                PAGE

4              Sypris Solutions, Inc. 1994 Stock Option Plan for Key
               Employees Adopted on October 27, 1994, as Amended
               and Restated Effective July 1, 1998.                          7

5              Opinion of Wyatt, Tarrant & Combs.                           16

23(a)          Consent of Wyatt, Tarrant & Combs (contained in Exhibit 5).

23(b)          Consent of Ernst & Young LLP.                                18

24             Power of Attorney (precedes signatures).